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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated December 9, 1994 on the Consolidated Financial Statements of Southland Environmental Services, Inc. and Subsidiaries included in this Form 8-K into Republic Waste Industries, Inc.'s previously filed Registration Statements on Form S-3, (Registration No. 33-61649), and Form S-8, (Registration No. 33-93742).





                                   /s/ Grenadier, Appleby, Collins & Company
                                  --------------------------------------------
                                       GRENADIER, APPLEBY, COLLINS & COMPANY





Jacksonville, Florida
September 7, 1995